Exhibit 5.1

September 9, 2019

Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and certain of the Company’s subsidiaries identified in the Registration Statement (each, a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company and the Subsidiary Guarantors from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) common stock, par value $0.01 per share (the “Common Stock”), of the Company, (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company, (iii) senior debt securities (the “Senior Debt Securities”) of the Company, (iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company, (v) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Subsidiary Guarantors, (vi) warrants to purchase any combination of Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”), (vii) rights to purchase Common Stock, Preferred Stock or other securities (the “Rights”), (viii) depositary shares of the Company representing Preferred Stock (the “Depositary Shares”), (ix) purchase contracts to purchase from or sell to the Company shares of its Common Stock, Preferred Stock or other securities (the “Purchase Contracts”) and (x) units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Depositary Shares or Purchase Contracts (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Depositary Shares, Units and Purchase Contracts are collectively referred to herein as the “Company Securities,” and the Company Securities and Guarantees are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Senior Base Indenture”). Each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). The applicable Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing (each, a “Supplemental Indenture Document”) thereunder establishing the form and terms of such series of Debt Securities.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended to date (together, the “Company Charter Documents”), (ii) the certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, limited liability company agreement, limited partnership agreement or other formation documents and agreements, as applicable, of each Subsidiary Guarantor, each as amended to date (the “Guarantor Charter Documents”), (iii) the forms of Senior Base Indenture and Subordinated Base Indenture (each in the form to be filed as an exhibit to the Registration Statement), (iv) corporate records of the Company, including minute books of the Company, as furnished to us by the Company, (v) certificates of public officials and of officers and other representatives of the Company and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinions set forth below. In connection with this opinion, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In connection with this opinion, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

In connection with this opinion, we have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the applicable prospectus supplement;

(iv) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Company Board”) will have taken all necessary corporate action to authorize the issuance of the Company Securities and any other Company Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Company Securities and related matters;

(v) the board of directors or other governing body of each Subsidiary Guarantor or, to the extent permitted by applicable law and the Guarantor Charter Documents of such Subsidiary Guarantor, a duly constituted and acting committee thereof will have taken all necessary corporate or other organizational action to authorize the issuance of the Guarantee to be issued by such Subsidiary Guarantor, and to authorize the terms of the offering and sale of such Guarantee and related matters;

(vi) a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company, the other Subsidiary Guarantors, as applicable, and the other parties thereto (the “Purchase Agreement”);

(vii) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(viii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Company Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, for the consideration approved by the Company Board, if any;

(ix) in the case of shares of Common Stock or Preferred Stock, (a) certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company Charter Documents; (b) there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Company Charter Documents and not otherwise issued or reserved for issuance; and (c) the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Company Board with respect to such issuance, in the case of shares of Preferred Stock;

(x) in the case of shares of Preferred Stock of any series, the Company Board will have taken all necessary corporate action to designate and establish the terms of such series and to approve the issuance thereof and the terms of the offering and related matters, and will have caused a certificate of designations respecting such series to be prepared, adopted and filed with the Secretary of State of the State of Delaware;

(xi) in the case of a series of Senior Debt Securities or Subordinated Debt Securities to be issued pursuant to the Senior Base Indenture or the Subordinated Base Indenture:

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an indenture substantially in the form of the Senior Base Indenture or the Subordinated Base Indenture, as the case may be, will have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors, as applicable, and the trustee thereunder, and will not include any provision that is unenforceable;

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the Company Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company, the Subsidiary Guarantors, as applicable, and the trustee thereunder, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable;

•	a Supplemental Indenture Document will have been duly executed and delivered by the Company, the Subsidiary Guarantors, as applicable, and the trustee thereunder;

•	the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

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forms of Debt Securities and, if applicable the related Guarantees, complying with the terms of the Indenture under which such Debt Securities and, if applicable, the related Guarantees, will be issued and evidencing such Debt Securities (and, if applicable, the related Guarantees) will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(xii) in the case of Warrants, (a) the Company Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (d) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor;

(xiii) in the case of Rights, (a) the Company Board will have taken all necessary corporate action to authorize the creation of and the issuance and terms of such Rights, the terms of the offering thereof and related matters; (b) the applicable rights agreement will be duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company; and (c) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the consideration therefor;

(xiv) in the case of Depositary Shares, (a) the Company Board will have taken all necessary corporate action to establish the terms of such Depositary Shares, including any action with respect to the Preferred Stock underlying such Depositary Shares; (b) the applicable deposit agreement (the “Deposit Agreement”) will be duly authorized, executed and delivered by the Company and the depositary thereunder appointed by the Company; (c) the terms of such Depositary Shares and of their issuance and sale will be duly established in conformity with the Deposit Agreement; (d) such Depositary Shares will be authorized, offered and sold in accordance with the Deposit Agreement; (e) the Securities underlying such Depositary Shares will be duly issued and deposited with the depositary; (f) the receipts evidencing such Depositary Shares (“Receipts”) will be duly issued against the deposit of such Securities in accordance with the Deposit Agreement; (g) the Deposit Agreement and such Receipts will be governed by New York law and will not include any provision that is unenforceable; and (h) the Receipts will be duly executed, countersigned and registered in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xv) in the case of Purchase Contracts, (a) the Company Board will have taken all necessary corporate action to establish the terms of such Purchase Contracts and to approve the purchase contract agreement relating thereto; (b) such Purchase Contracts will have been duly executed and delivered by the parties thereto; and (c) such Purchase Contracts will be governed by New York law and will not include any provision that is unenforceable; and

(xvi) in the case of Units, (a) the Company Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, and to approve the unit agreement relating thereto; (b) the actions referred to in paragraphs (i) - (xv) above, as the case may be, will have been taken with respect to the Securities included in such Units; (c) such Units, or certificates representing such Units, if any, and unit agreement will have been duly executed and delivered by the parties thereto; (d) any agreement or other instrument establishing such Units or defining the rights of the holders of such Units will be governed by New York law and will not contain any provision that is unenforceable; and (e) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a comp onent of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units).

On the basis of the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

2. The Warrants, Rights, Purchase Contracts and Units included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (a)  applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

3. The Depositary Shares included in the Securities will, when issued, will have been duly authorized and validly issued, and the Receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued, except to the extent that the enforceability thereof may be limited by (a)  applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

4. The Debt Securities and any Guarantees included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company and the Subsidiary Guarantors, respectively, enforceable against the Company and the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that the enforceability thereof may be limited by (a)  applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and remedies and to general principles of equity (whether considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and

applicable federal law, each as currently in effect on the date hereof. We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.